Exhibit 99.2

THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN
RESTRICTIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT, dated as of January 14, 2004 (this “Agreement”), is made by and between J.P. MORGAN CHASE & CO., a Delaware corporation (“Issuer”), and BANK ONE CORPORATION, a Delaware corporation (“Grantee”).

          WHEREAS, Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which Grantee will be merged with and into Issuer, with Issuer being the surviving corporation (the “Merger”); and

          WHEREAS, as a condition and inducement to Grantee’s execution of the Merger Agreement and the Bank One Stock Option Agreement (as defined in the Merger Agreement), Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined herein).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms.

               (a) Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

               (b) The term “person” shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          2. Grant of Option. Issuer hereby grants to Grantee an irrevocable option (the “Option”) to purchase, subject to the terms and conditions set forth herein, up to 406,481,383 shares (as adjusted as set forth herein, the “Option Shares”) of common stock, par value $1.00 per share, of Issuer (the “Issuer Common Stock”) at a purchase price per Option Share (as adjusted as set forth herein, the “Purchase Price”) of $38.90; provided that in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. Issuer shall make proper provision so that each Option Share issued upon exercise of the Option shall be accompanied by the applicable number of rights or other benefits as may be provided in any Issuer rights agreement or similar agreement that may be adopted after the date hereof.

          3. Exercise of Option.

               (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined in Section 3(b)) on or after the date hereof; provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof so long as, in the case of this clause (B), a Purchase Event has not occurred and could not occur in the future, (C) the date that Grantee’s Total Profit equals $2.87 billion (the “Maximum Profit”), and (D) the date which is six months after the occurrence of a Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law; and provided, further, that Grantee shall have sent the written notice of such exercise (as provided in Section 3(d)) within six months following such Purchase Event. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance herewith prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

               (b) As used herein, a “Purchase Event” means any of the following events:

                    (i) prior to the termination of the Merger Agreement, without Grantee’s prior written consent, Issuer or any of its Subsidiaries shall have entered into one or more agreements with any person (other than Grantee or any Subsidiary of Grantee) to effect, or shall have effected, in a single transaction or a series of related transactions, any Acquisition Proposal;

                    (ii) prior to the termination of the Merger Agreement, any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any Subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock or other voting securities representing 20% or more of the voting power of Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC); or

                    (iii) the occurrence of an event the result of which is that the fee required to be paid by Issuer pursuant to Section 7.2(b)(i) or 7.2(b)(ii)(C) or 7.2(b)(iii)(D) of the Merger Agreement becomes payable.

               (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

               (d) In the event Grantee wishes to exercise the Option, Grantee shall send to Issuer a written notice (the date of which is herein referred to as the “Notice Date”) specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing (the “Closing”) of such purchase (the date of such Closing, the “Closing Date”); provided that if the Closing cannot be consummated by reason of any applicable law, rule, regulation or order or the need to obtain any necessary approvals or consents of applicable Governmental Entities, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification or application to, approval of or authorization by any Governmental Entity is required in connection with such purchase, Issuer shall use its reasonable best efforts to cooperate with Grantee in the prompt filing of the required notice or application for approval or authorization, and the Closing shall occur immediately following the date on which such approvals have been obtained and any required notification or waiting periods have expired.

               (e) In the event Grantee receives official notice that an approval or consent of any Governmental Entity required for the purchase of Option Shares will not be issued or granted, Grantee shall be entitled to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 10. The provisions of this Section 3 and Section 4 shall apply with appropriate adjustments to any such exercise.

          4. Payment and Delivery of Certificates.

               (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer (provided that the failure or refusal of Issuer to designate a bank account shall not preclude Grantee from exercising the Option), an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 14(f).

               (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be fully paid, validly issued and non-assessable, free and clear of all liens, claims, charges, security interests or other encumbrances (“Liens”) other than those created by the express terms of this Agreement, and subject to no preemptive or other similar rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state securities laws or of the provisions of this Agreement.

               (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

               (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(d), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, regardless of whether the stock transfer books of Issuer are then closed or certificates representing such shares of Issuer Common Stock are then actually delivered to Grantee. Issuer shall pay all expenses, and any and all federal, foreign, state, and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Grantee or its assignee, transferee, or designee.

               (e) Issuer agrees (i) that it shall at all times maintain, free from Liens and preemptive or similar rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock then outstanding, (ii) that it will not, by charter amendment or through reorganization, recapitalization, consolidation, merger, dissolution, liquidation, spin-off, sale of assets or similar transaction, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, agreements, stipulations or conditions to be observed or performed hereunder by Issuer, and (iii) that it will promptly take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval or authorization of or notice or application to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Grantee in preparing such applications or notices and providing such information to such Governmental Entities as may be required) in order to permit Grantee to exercise the Option and Issuer to duly and effectively issue shares of Issuer Common Stock pursuant hereto on a timely basis.

          5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

               (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary approvals or consents from Governmental Entities, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws, now or hereinafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance, upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock and other shares and securities which are at any time and from time to time purchasable upon exercise of the Option, and all such shares and other securities, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and non-assessable, and will be delivered free and clear of all Liens (other than those created by the express terms of this Agreement) and not subject to any preemptive or other similar rights.

               (c) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its Subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its Subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, regulation or order or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer’s performance under this Agreement in any material respect.

               (d) Board Action. The Board of Directors of Issuer has approved this Agreement and the consummation of the transactions contemplated hereby as required under Section 203 of the DGCL and, to its knowledge, any other applicable state takeover laws so that any such state takeover laws do not and will not apply to this Agreement or any of the transactions contemplated hereby (including the purchase of shares of Issuer Common Stock pursuant to the Option).

               (e) No Restrictions. No Delaware law applicable generally to corporations or, to Issuer’s knowledge, other takeover statute applicable generally to corporations or similar corporate law and no provision of the certificate of incorporation or by-laws of Issuer or any agreement to which Issuer is a party (i) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or (ii) as a result of the consummation of the transactions contemplated by this Agreement, (A) would or would purport to restrict or impair the ability of Grantee to vote or otherwise exercise the rights of a shareholder with respect to securities of

Issuer or any of its Subsidiaries that may be acquired or controlled by Grantee or (B) would or would purport to entitle any person to acquire securities of Issuer.

          6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer as follows:

               (a) Corporate Authority. Grantee has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and, subject to obtaining any necessary approvals or consents from Governmental Entities, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee and (assuming due authorization, execution and delivery by Issuer) constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws, now or hereinafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be acquired with a view to the public distribution thereof in violation of any federal or state securities laws and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and any applicable state securities laws.

          7. Adjustment upon Changes in Issuer Capitalization, Etc.

               (a) In the event of any change from time to time in Issuer Common Stock or any other shares or securities subject to the Option by reason of a stock dividend, subdivision, spinoff, stock split, split-up, merger, consolidation, recapitalization, combination, exchange of shares, or dividend or distribution, other than regular cash dividends, on or in respect of the Issuer Common Stock, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a) or upon exercise of the Option), the number of shares of Issuer Common Stock subject to the Option shall be increased so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants, agreements, representations or warranties in the Merger Agreement.

               (b) Without limiting the parties’ relative rights, remedies, liabilities and obligations under the Merger Agreement or this Agreement, in the event that, prior to the termination of the Option, Issuer shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for another class or series of stock or other securities of Issuer or any other person or cash or any other property, or the outstanding shares of Issuer Common Stock immediately prior to such merger shall, after such merger, represent less than 50% of the outstanding shares and share equivalents having general voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets (or those of its Subsidiaries taken as a whole) in one transaction or a series of related transactions, to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the “Substitute Option”), at the election of Grantee, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as the “Substitute Option Issuer”).

               (c) The Substitute Option shall have the same terms as the Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 7 and the repurchase rights relating thereto shall be as set forth in Section 9; provided, further, that if a Purchase Event shall have occurred prior to or in connection with the issuance of such Substitute Option, the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a further Purchase Event; and provided, further, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

               (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Market/Offer Price (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the “Substitute Option Price”) shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

               (e) The following terms have the meanings indicated:

                    (i) “Acquiring Corporation” shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), or at

Grantee’s election, any person that controls such surviving corporation, (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer’s assets (or of the assets of its Subsidiaries taken as a whole).

                    (ii) “Market/Offer Price” shall mean the highest of (v) the highest price per share of Issuer Common Stock at which a tender offer or an exchange offer therefor has been made, (w) the highest price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (x) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), (y) the highest closing price for shares of Issuer Common Stock within the 12-month period immediately preceding the date on which the merger, consolidation, asset sale or other transaction in question is consummated, and (z) in the event of a sale of all or substantially all of Issuer’s assets (or those of its Subsidiaries taken as a whole) an amount equal to (I) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized independent investment banking firm selected by Grantee, divided by (II) the number of shares of Issuer Common Stock outstanding at such time. In calculating the Market/Offer Price, in the event that a tender offer or an exchange offer is made for Issuer Common Stock or an agreement is entered into involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized independent investment banking firm selected by Grantee.

                    (iii) “Average Price” shall mean the average closing sales price per share of a share of Substitute Common Stock quoted on the NYSE (or if Substitute Common Stock is not quoted on the NYSE, the average closing sales price per share as quoted on the Nasdaq National Market System or, if the shares of Substitute Common Stock are not quoted thereon, the highest bid price per share as quoted on the principal trading market on which such shares are traded as reported by a recognized source) for the 12-month period immediately preceding the date of consummation of the consolidation, merger or sale in question; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, by the person merging into Issuer or by any company which controls such person, as Grantee may elect.

                    (iv) “Substitute Common Stock” shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

               (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized independent investment banking firm selected by Grantee.

               (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

          8. Repurchase at the Option of Grantee.

               (a) At the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(c)) and prior to the termination of the Option pursuant to Section 3(a), Issuer (or any successor) shall repurchase from Grantee (x) the Option and (y) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the “Request Date”. Such repurchase shall be at an aggregate price (the “Section 8 Repurchase Consideration”) equal to the sum of:

                    (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

                    (ii) the excess, if any, of (x) the Market/Offer Price for each share of Issuer Common Stock over (y) the Purchase Price (as adjusted pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                    (iii) the excess, if any, of the Market/Offer Price over the Purchase Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable, as adjusted pursuant to Section 7) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

               (b) If Grantee exercises its rights under this Section 8, Issuer shall, within 5 business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment, Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Governmental Entity disapproves of any part of Issuer’s proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Grantee. If any Governmental Entity prohibits the repurchase (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required approvals from Governmental Entities to accomplish such repurchase) in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; whereupon, in the case of clause (ii), Issuer shall promptly (x) deliver to Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering and (y) deliver to Grantee, as appropriate, either (A) a new Stock Option Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock obtained by multiplying the number of shares of Issuer Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then so prohibited from repurchasing; provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under this Section 8 until the expiration of such period of 30 business days. Grantee shall notify Issuer of its determination under the preceding sentence within 10 business days of receipt of notice of disapproval of the repurchase.

               (c) As used herein, a “Repurchase Event” shall occur if (A) (i) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) has been consummated and (B) a Purchase Event shall have occurred prior to the termination of the Option.

          9. Repurchase of Substitute Option.

               (a) At the request of Grantee at any time prior to the termination of the Substitute Option as set forth in Section 3(a), Substitute Option Issuer (or any successor) shall repurchase from Grantee (x) the Substitute Option and (y) all shares of Substitute Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 9 is referred to as the “Section 9 Request Date”. Such repurchase shall be at an aggregate price (the “Section 9 Repurchase Consideration”) equal to the sum of:

                    (i) the aggregate purchase price paid by Grantee for any shares of Substitute Common Stock acquired pursuant to the Option or Substitute Option with respect to which Grantee then has beneficial ownership;

                    (ii) the excess, if any, of (x) the Substitute Applicable Price (as hereinafter defined) for each share of Substitute Common Stock over (y) the Substitute Option Price (as adjusted pursuant to Section 7) multiplied by the number of shares of Substitute Common Stock with respect to which the Substitute Option has not been exercised; and

                    (iii) the excess, if any, of the Substitute Applicable Price over the purchase price paid (or in the case of shares with respect to which the Option or Substitute Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Substitute Common Stock with respect to which the Option or Substitute Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

               (b) If Grantee exercises its rights under this Section 9, Substitute Option Issuer shall, within 5 business days after the Section 9 Request Date, pay the Section 9 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment, Grantee shall surrender to Substitute Option Issuer the Substitute Option and the certificates evidencing the shares of Substitute Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Governmental Entity is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Grantee shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Substitute Option Issuer deliver from time to time that portion of the Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 9 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Governmental Entity disapproves of any part of Substitute Option Issuer’s proposed repurchase pursuant to this Section 9, Substitute Option Issuer shall promptly give notice of such fact to

Grantee. If any Governmental Entity prohibits the repurchase (and Substitute Option Issuer hereby undertakes to use its reasonable best efforts to obtain all required approvals from Governmental Entities to accomplish such repurchase) in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Governmental Entity, determine whether the repurchase should apply to the Substitute Option and/or Option Shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Substitute Option as to the number of Option Shares for which the Substitute Option was exercisable at the Section 9 Request Date less the sum of the number of shares covered by the Substitute Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Substitute Option (if any) that has been repurchased; whereupon, in the case of clause (ii), Substitute Option Issuer shall promptly (x) deliver to Grantee that portion of the Section 9 Repurchase Consideration that Substitute Option Issuer is not prohibited from delivering and (y) deliver to Grantee, as appropriate, either (A) a new Stock Option Agreement evidencing the right of Grantee to purchase that number of shares of Substitute Common Stock obtained by multiplying the number of shares of Substitute Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 9 Repurchase Consideration less the portion thereof theretofore delivered to Grantee and the denominator of which is the Section 9 Repurchase Consideration or (B) a certificate for the Option Shares it is then so prohibited from repurchasing; provided that if the Substitute Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the 30th business day after such date, Grantee shall nonetheless have the right so to exercise the Substitute Option or exercise its rights under Section 9 until the expiration of such period of 30 business days. Grantee shall notify Substitute Option Issuer of its determination under the preceding sentence within 10 business days of receipt of notice of disapproval of the repurchase.

               (c) For purposes of this Agreement, the “Substitute Applicable Price” means the highest closing sales price per share of Substitute Common Stock during the six months preceding the Section 9 Request Date.

               (d) Following the conversion of the Option into a Substitute Option, all references to “Issuer”, “Issuer Common Stock” and “Section 8” contained herein shall also be deemed to be references to “Substitute Option Issuer”, “Substitute Common Stock” and “Section 9”, respectively.

          10. Registration Rights.

               (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 10(c) below, if requested by any Grantee following a Purchase Event that occurs prior to the termination of the Option, including Grantee and any permitted transferee (“Selling Stockholder”), as expeditiously as possible prepare, file and keep current a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Stockholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Stockholder in such request, including, without limitation, a “shelf” registration statement under Rule 415 under the

Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

               (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee of its intention to do so and, upon the written request of any Selling Stockholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Stockholder), Issuer will cause all such shares for which a Selling Stockholder requests participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if in the reasonable good faith opinion of the underwriters for such offering, the inclusion of all such shares by the Selling Stockholder would materially interfere with the marketing of such offering (in which case Issuer shall register as many shares as possible without materially interfering with the marketing of the offering), or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 10(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Stockholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Stockholder bears to the total number of shares requested to be registered by all such Selling Stockholders then desiring to have Issuer Common Stock registered for sale.

               (c) Conditions to Required Registration. Issuer shall use its reasonable best efforts to cause each registration statement referred to in Section 10(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 10(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering of other securities by Issuer then in registration, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 10(a) above:

                    (i) prior to the earlier of (a) termination of the Merger Agreement pursuant to Article VII thereof and (b) a Purchase Event;

                    (ii) on more than three occasions;

                    (iii) within 90 days after the effective date of a registration referred to in Section 10(b) above pursuant to which the Selling Stockholder or Selling Stockholders concerned were afforded the opportunity to register all such shares under the Securities Act and shares were registered to the extent requested; and

                    (iv) unless a request therefor is made to register at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock and other securities issuable upon exercise of the Option) then outstanding.

          In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement (other than a shelf registration statement referred to in Section 10(a)) after the expiration of three months from the effective date of such registration statement. Issuer shall use its reasonable best efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business. If requested by any such Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements. Upon receiving any request under this Section 10 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 10, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

          Notwithstanding anything else in this Section 10, in lieu of complying with its obligations pursuant to a request made by any Grantee under this Section 10, Issuer may, at its election, repurchase the Option Shares requested to be registered by such Grantee at a purchase price per share equal to the average closing price of such Option Shares during the 10 business days preceding the date on which Issuer gives notice to Grantee of its intention to repurchase such Option Shares (which notice shall be given no later than 15 days after Grantee has given notice to Issuer of its election to exercise its registration rights under Section 10(a) or 10(b)).

               (d) Expenses. Except where applicable state law prohibits such payments and except for underwriting discounts or commissions and brokers’ fees, Issuer will pay all expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal fees and expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or “cold comfort” letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 10(a) or 10(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 10(a) or 10(b) above.

               (e) Indemnification. In connection with any registration under Section 10(a) or 10(b) above, Issuer hereby indemnifies the Selling Stockholders, and each underwriter thereof, including each person, if any, who controls such Selling Stockholders or underwriter within the meaning of Section 15 of the Securities Act, and including each director, officer, stockholder, partner, member, employee, representative and agent of any thereof, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each person, if any, who controls Issuer within the meaning of Section 15 of the Securities Act, and each director, officer, stockholder, partner, member, employee, representative and agent of Issuer shall be indemnified by such Selling Stockholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Selling Stockholders or such underwriter, as the case may be, expressly for such use.

          Promptly upon receipt by a party indemnified under this Section 10(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 10(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 10(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

          If the indemnification provided for in this Section 10(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling

Stockholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Stockholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Selling Stockholder to indemnify shall be several and not joint with other Selling Stockholders.

          In connection with any registration pursuant to Section 10(a) or 10(b) above, Issuer and each Selling Stockholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 10(e).

               (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Stockholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Stockholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of the NASD or any stock exchange.

               (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Stockholders harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

          11. Quotation or Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE, the Nasdaq National Market System or any other securities exchange or securities quotation system, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or any other securities to be acquired upon exercise of the Option on such securities exchange or securities quotation system and will use its reasonable best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

          12. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder, in which event, (i) the “Maximum Profit” in each agreement resulting from such exchange shall be allocated among the several agreements in proportion to the number of Option Shares issuable pursuant thereto so that the sum of the “Maximum Profit” for all such agreements shall total $2.87 billion, (ii) the amount referred to in clause (D) of Section 13(b) of each agreement resulting from such exchange shall be multiplied by a fraction the numerator of which is the number of Option Shares issuable pursuant to each such agreement and the denominator of which is the number of Option Shares issuable pursuant to all such agreements collectively and (iii) such other adjustments, if any, shall be made as are necessary to preserve the overall economic impact and intent of this Agreement (including Section 13 hereof). The terms “Agreement” and “Option” as used herein include any other Stock Option Agreement and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to protect Issuer from any loss which it may suffer if this Agreement is replaced, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new agreement of like tenor and date.

          13. Limitation of Grantee Profit. (a) Notwithstanding any other provision herein or in the Merger Agreement, in no event shall Grantee’s Total Profit (as defined below) exceed the Maximum Profit, and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of shares subject to the Option (and any Substitute Option), (ii) deliver to Issuer, or the Substitute Issuer, as the case may be, for cancellation shares of Issuer Common Stock or Substitute Common Stock, as the case may be (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or the Substitute Issuer, as the case may be, (iv) reduce the amount of the Section 8 Repurchase Consideration or Section 9 Repurchase Consideration or (v) any combination of the foregoing, so that Grantee’s actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions. Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the Maximum Profit and, if exercise of the Option would otherwise result in the Notional Total Profit exceeding such amount, Grantee, in its discretion, may take any of the actions specified in this Section 13(a) so that the Notional Total Profit shall not exceed the Maximum Profit; provided that nothing in this sentence shall restrict any subsequent exercise of the Option which at such time complies with this sentence.

               (b) For purposes of this Agreement, “Total Profit” shall mean: (i) the aggregate amount (before taxes) of (A) the excess of (x) the net cash amounts or fair market value of any property received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged), other than to a wholly-owned Subsidiary of Grantee, or a repurchase of Option Shares by Issuer pursuant to Section 8 hereof, after payment of applicable brokerage or sales commissions and discounts, over (y) Grantee’s aggregate purchase price for such Option Shares (or other securities), plus (B) all amounts received by Grantee upon the repurchase of the Option by Issuer pursuant to Section 8 hereof, plus (C) all equivalent net amounts with respect to the Substitute Option and any amounts paid pursuant to Section 7(f) hereof, plus (D) all amounts received by Grantee pursuant to Section 7.2(b) of the Merger Agreement, minus (ii) all amounts of cash previously paid to Issuer pursuant to Section 13(a) plus the value of the Option Shares (or other securities) previously delivered to Issuer for cancellation pursuant to Section 13(a), which value shall be deemed to be the aggregate Purchase

Price paid for such Option Shares (or other securities). For purposes of this Agreement, “Notional Total Profit” with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit, determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares, and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions). For purposes of this Section 13, transactions by a wholly-owned Subsidiary transferee of Grantee in respect of the Option or Option Shares transferred to it shall be treated as if made by Grantee.

               (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer’s obligation to pay, any payment provided for in Section 7.2(b) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 13(a) within 15 days of the date on which Grantee has realized cash and/or property representing Total Profit in excess of Maximum Profit.

          14. Miscellaneous.

               (a) Expenses. Except as otherwise provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

               (c) Entire Agreement; No Third-Party Beneficiaries; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto (or their respective successors and assigns) (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 14(h)) any rights, remedies, obligations or liabilities hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected impaired or invalidated. If for any reason such court or Governmental Entity determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

               (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

               (e) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms.

               (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

               (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

               (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Grantee may assign this Agreement to a wholly-owned Subsidiary of Grantee (in which event the term “Grantee” as used herein shall be deemed to refer to such Subsidiary). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. For the avoidance of doubt, nothing in this paragraph (h) shall prohibit Issuer from engaging in a transaction contemplated by Section 7(b) in accordance with the provisions of Section 7(b), provided that the terms of this Agreement and the Merger Agreement shall remain applicable with respect to any such transaction.

               (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

               (j) Submission to Jurisdiction. Each party hereto irrevocably submits to the jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section. Each party hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (k) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court as provided in the Section above, this being in addition to any other remedy to which they are entitled at law or in equity.

               (l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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          IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

J.P. MORGAN CHASE & CO.

By:	/s/ William B. Harrison, Jr.

Name: William B. Harrison, Jr.
Title: Chairman and Chief Executive Officer

BANK ONE CORPORATION

By:	/s/ James Dimon

Name: James Dimon
Title: Chairman and Chief Executive Officer